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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (D) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest event reported): June 20, 2003
                                                           -------------

                             ESCALADE, INCORPORATED
                             -----------------------
             (Exact name of Registrant as specified in its charter)

           Indiana                      0-6966                 13-2739290
           -------                      ------                 ----------
(State or Other Jurisdiction         (Commission        (IRS Employer I.D. No.)
     of Incorporation)               File Number)

                  817 Maxwell Avenue, Evansville, Indiana 47711
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (812) 467-1200
                                                           --------------



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 19, 2003, Escalade Sports, a wholly owned subsidiary of Escalade, Incorporated ("Escalade") announced that it had completed the acquisition of substantially all the assets of North American Archery Group, LLC (NAAG), Gainesville, FL. NAAG has been operating under bankruptcy protection under Chapter 11 since April 8, 2002.

The acquisition will be accounted for as a purchase and includes Accounts Receivable; Inventory; Property, Plant and Equipment; and Intellectual Property. In consideration for the assets acquired, Escalade Sports paid 9.9 million dollars in cash and assumed roughly 1.4 million dollars in existing NAAG liabilities. The transaction was funded through existing term loan facilities held by Escalade with Bank One Indiana, N.A.

The Property, Plant and Equipment are located in Gainesville, Florida, and are currently employed by NAAG to manufacture its current product line. Escalade Sports anticipates that it will continue to use these assets in their present location and function.

A copy of the Company's press release announcing this acquisition, dated June 19, 2003, is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b) Pursuant to Regulation S-X the size of this transaction does not require financial statements.

     (c)  Exhibit 99.1 Press Release dated May 9, 2003.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date:    June 20, 2003            ESCALADE, INCORPORATED

                                  By: /s/ John R. Wilson
                                      -------------------------------
                                      Vice President and Chief Financial Officer



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                                INDEX TO EXHIBITS

          EXHIBIT
          NUMBER          DESCRIPTION

            99.1          Press release dated June 19, 2003